EXHIBIT 4.6(b)

                           JOINT AND SEVERAL GUARANTY

         THIS JOINT AND SEVERAL GUARANTY, dated as of July 15, 1997 (as amended or restated from time to time, this "Guaranty"), by each of Lykes Meat Group, Inc., a Delaware corporation (together with its successors and assigns, "Lykes"), Hancock's Old Fashioned Country Hams, Inc., a Delaware corporation (together with its successors and assigns, "Country Hams"), Valleydale Foods, Inc., a Delaware corporation, (together with its successors and assigns, "Valleydale"), Copaz Packing Corporation, an Ohio corporation (together with its successors and assigns, "Copaz"), Sunnyland, Inc., a Georgia corporation (together with its successors and assigns, "Sunnyland"), Smithfield Packing-Landover, Inc., a Delaware corporation (together with its successors and assigns, "Landover", and together with Lykes, Country Hams, Valleydale, Copaz and Sunnyland, individually, a "Guarantor" and collectively, the "Guarantors"), in favor of each of the Noteholders (as such term is hereinafter defined).

1. PRELIMINARY STATEMENT.

         1.1 Smithfield Foods, Inc. (together with its successors and assigns, the "Company"), a Delaware corporation, has authorized, pursuant to those certain Note Purchase Agreements (collectively, as may be amended or restated from time to time, the "Note Purchase Agreement"), each dated as of July 15, 1996, entered into separately between the Company and, respectively, each of the purchasers of the Notes named on Annex 1 to the Note Purchase Agreement (the "Purchasers"), the issuance of:

                  (a) $2,825,000 in aggregate principal amount of its six and twenty-four one-hundredths percent (6.24%) Series A Senior Secured Notes Due November 1, 1998 (as they may be amended, restated or otherwise modified from time to time, the "Series A Notes," such term to include each Series A Note delivered from time to time in accordance with any of the Note Purchase Agreements);

                  (b) $9,852,942 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series B Senior Secured Notes Due August 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the "Series B Notes," such term to include each Series B Note delivered from time to time in accordance with any of the Note Purchase Agreements);

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                  (c) $40,000,000 in aggregate principal amount of its eight and thirty-four one-hundredths percent (8.34%) Series C Senior Secured
         Notes Due August 1, 2003 (as they may be amended, restated or otherwise modified from time to time, the "Series C Notes," such term to include each Series C Note delivered from time to time in accordance with any of the Note Purchase Agreements);

                  (d) $9,000,000 in aggregate principal amount of its nine and eighty one-hundredths percent (9.80%) Series D Senior Secured Notes Due August 1, 2003 (as they may be amended, restated or otherwise modified from time to time, the "Series D Notes," such term to include each Series D Note delivered from time to time in accordance with any of the Note Purchase Agreements);

                  (e) $9,250,000 in aggregate principal amount of its ten and seventy five one-hundredths percent (10.75%) Series E Senior Secured Notes Due August 1, 2005 (as they may be amended, restated or otherwise modified from time to time, the "Series E Notes," such term to include each Series E Note delivered from time to time in accordance with any of the Note Purchase Agreements);

                  (f) $100,000,000 in aggregate principal amount of its eight and fifty-two one-hundredths percent (8.52%) Series F Senior Secured Notes Due August 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the "Series F Notes," such term to include each Series F Note delivered from time to time in accordance with any of the Note Purchase Agreements);

                  (g) $14,000,000 in aggregate principal amount of its nine and eighty-five one-hundredths percent (9.85%) Series G Senior Secured Notes Due November 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the "Series G Notes," such term to include each Series G Note delivered from time to time in accordance with any of the Note Purchase Agreements); and

                  (h) $14,779,412 in aggregate principal amount of its eight and forty-one one-hundredths percent (8.41%) Series H Senior Secured Notes Due August 1, 2004 (as they may be amended, restated or otherwise modified from time to time, the "Series H Notes," such term to include each Series H Note delivered from time to time in accordance with any of the Note Purchase Agreements).



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The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes,
the Series E Notes, the Series F Notes, the Series G Notes and the Series H Notes are herein referred to, individually, as a "Note," and collectively, as the "Notes."

         1.2 The Company has agreed, pursuant to the Note Purchase Agreement, that the Guarantors are required to guaranty unconditionally all of the obligations of the Company under and in respect of the Notes and the Note Purchase Agreement pursuant to the terms and provisions hereof.

         1.3 The Guarantors and the Company are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Guaranty by such Guarantor, and the incurrence of such indebtedness is in the best interests of such Guarantor. The Company and the Guarantors have explicitly induced the Purchasers to purchase the Notes based on and in reliance on the consolidated financial condition of the Company and its subsidiaries, including the Guarantors.

         1.4 All acts and proceedings required by law and by the certificates or articles of incorporation, as the case may be, and bylaws of each Guarantor necessary to constitute this Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized by each Guarantor.

2. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

         2.1 Guarantied Obligations.

         Each Guarantor, in consideration of the execution and delivery of the Note Purchase Agreement by the Purchasers and the purchase of the Notes and/or exchange of certain promissory notes previously issued by certain of the Guarantors for the Notes, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each Noteholder, as and for such Guarantor's own debt, until final and indefeasible payment has been made:


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                  (a) the due and punctual payment by the Company of the
         principal of, and interest, and the Make-Whole Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the Noteholders under the Note Purchase Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of each Guarantor that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection; and

                  (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in the Note Purchase Agreement and the Notes.

All of the obligations set forth in subsection (a) and subsection (b) of this
Section 2.1 are referred to herein as the "Guarantied Obligations" and the guaranty thereof contained herein is referred to herein as the "Unconditional Guaranty". This Unconditional Guaranty is a primary, original and immediate obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment of the Guarantied Obligations.

         2.2 Performance Under the Note Purchase Agreement.

         In the event the Company fails to pay, perform, keep, observe, or fulfill any Guarantied Obligation in the manner provided in the Notes or in the Note Purchase Agreement, each of the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the maturity of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the maturity of the Notes shall be stayed, enjoined, delayed or otherwise prevented.


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         2.3 Undertakings in Note Purchase Agreement.

         Each of the Guarantors will comply with each of the undertakings of the Company in the Note Purchase Agreement in respect of which the Company undertakes to cause the Guarantors (in their capacity as Guarantors and as Subsidiaries) to comply with such undertakings, as if such undertakings (as they apply to the Guarantors) were set forth at length herein as the undertakings of each such Guarantor.

         2.4 Releases.

         Each of the Guarantors consents and agrees that, without any notice whatsoever to or by the Guarantors and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of any of the Guarantors hereunder, each Noteholder, by action or inaction, may:

                  (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of this Guaranty, the Notes, the Note Purchase Agreement, any other guaranty or agreement or instrument related thereto or hereto;

                  (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

                  (c) grant waivers, extensions, consents and other indulgences of any kind whatsoever to the Company or any other guarantor in respect of any one or more of this Guaranty, the Notes, the Note Purchase Agreement, any other guaranty or any agreement or instrument related thereto or hereto;

                  (d) amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of the Notes, the Note Purchase Agreement, any other guaranty or any agreement or instrument related hereto;

                  (e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations, whether parties hereto or not; and



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                  (f) sell, exchange, release, surrender or enforce, by action or inaction, any Property at any time pledged or granted as security in respect of the Guarantied Obligations in accordance with the terms and conditions of the agreements and instruments pursuant to which such Property was pledged or granted (as such agreements and instruments may be amended from time to time, and without any requirement of notice of such amendment to any Guarantor), whether so pledged or granted by the Company, any Guarantor or another guarantor of the Company's obligations under the Note Purchase Agreement, the Notes, any other guaranty or any agreement or instrument related hereto.

         2.5  Waivers.

         To the fullest extent permitted by law, each of the Guarantors does hereby waive:

                  (a) any notice of

                           (i) acceptance of this Unconditional Guaranty;

                           (ii) any purchase of the Notes under the Note
                  Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to the Guarantors' right to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations owing to such Noteholder at any reasonable time, provided that the Guarantors will look solely to the Company for the determination of the identities of the Noteholders;

                           (iii) any transfer of Notes from one holder to
                  another;

                           (iv) any adverse change in the financial condition of
                  the Company or any other fact that might increase, expand or affect any of the Guarantors' risk hereunder;

                           (v) presentment for payment, demand, protest,
                  and notice thereof as to the Notes or any other instrument;

                           (vi) any Default or Event of Default; and


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                           (vii) any kind or nature whatsoever to which any of
                  the Guarantors might otherwise be entitled, other than those specifically required to be given to each of such Guarantors pursuant to the terms of this Guaranty;

                  (b) the right by statute or otherwise to require any Noteholder to institute suit against the Company, any Guarantor, or any other guarantor or to exhaust the rights and remedies of any Noteholder against the Company, any Guarantor or any other guarantor;

                  (c) the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of any Guarantor made under any judgment, order or decree based on this Guaranty, and each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law;

                  (d) any defense or objection to the absolute, primary, continuing nature, or the validity, enforceability or amount, of this Unconditional Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount, of this Unconditional Guaranty shall be unaffected by), any of the following:

                           (i) any change in future conditions;

                           (ii) any change of law;

                           (iii) any invalidity or irregularity with respect to
                  the issuance or assumption of any obligations (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) by the Company or any other Person;

                           (iv) the execution and delivery of any agreement at
                  any time hereafter (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) of the Company or any other Person,



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                           (v) the genuineness, validity, regularity or
                  enforceability of any of the Guarantied Obligations;

                           (vi) any default, failure or delay, willful or
                  otherwise, in the performance of any obligations by the Company or any Guarantor;

                           (vii) any creditors' rights, bankruptcy, receivership
                  or other insolvency proceeding of the Company or any Guarantor, or sequestration or seizure of any Property of the Company or any Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or any Guarantor;

                           (viii) any disability or other defense of the Company
                  or any Guarantor to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid;

                           (ix) the cessation from any cause whatsoever of the
                  liability of the Company or any Guarantor in respect of the Guarantied Obligations;

                           (x) impossibility or illegality of performance on the
                  part of the Company or any Guarantor under the Note Purchase Agreement, the Notes or this Guaranty;

                           (xi) any change in the circumstances of the Company,
                  any Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor and whether or not of the kind hereinbefore specified;


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                           (xii) any attachment, claim, demand, charge, Lien,
                  order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement or the Notes or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

                           (xiii) any change in the ownership of the equity
                  securities of the Company, any Guarantor or any other Person liable in respect of the Notes; or

                           (xiv) any other action, happening, event or reason
                  whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of its obligations under the Note Purchase Agreement, the Notes or this Guaranty.

         2.6 Certain Waivers of Subrogation, Reimbursement and Indemnity.

         Until the Guarantied Obligations have been finally and indefeasibly paid, none of the Guarantors shall have any right of subrogation, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or Property of the Company or any other Guarantor.

         2.7 Invalid Payments.

         To the extent the Company makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any


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common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and each Guarantor shall be primarily liable for such obligation.

         2.8 Marshaling.

         Neither any Noteholder nor any Person acting for the benefit of any Noteholder shall be under any obligation to marshal any assets in favor of any of the Guarantors or against or in payment of any or all of the Guarantied Obligations.

         2.9 Subordination.

         In the event that, for any reason whatsoever, the Company or a Person obligated in respect of the Guarantied Obligations pursuant to another agreement, is now or hereafter becomes indebted to any Guarantor in any manner (such indebtedness referred to as an "Affiliate Obligation"), the amount of such Affiliate Obligation, interest thereon, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guarantied Obligations, and such Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the Noteholders in respect of the Guarantied Obligations shall have been paid in full, except that such Guarantor may enforce (and shall enforce, at the request of the Required Holders, and at such Guarantor's expense) any obligations in respect of any such Affiliate Obligation owing to such Guarantor from the Company or such indebted Person so long as all proceeds in respect of any recovery from such enforcement shall be held by such Guarantor in trust for the benefit of the Noteholders, to be paid to the Noteholders as promptly as reasonably possible. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to any Guarantor by the Company or such indebted Person on any such Affiliate Obligation during any time that a Default or an Event of Default exists and there are Guarantied Obligations outstanding, such Guarantor shall hold in trust all such payments for the benefit of the Noteholders, to be paid to the Noteholders as promptly as reasonably possible.


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         2.10 Setoff, Counterclaim or Other Deductions.

         Except as otherwise required by law, each payment by any one or more of the Guarantors shall be made without setoff, counterclaim or other deduction.

         2.11 Election by Guarantors to Perform Obligations.

         Any election by any one or more of the Guarantors to pay or otherwise perform any of the obligations of the Company under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto shall not release the Company, any of the Guarantors or any other guarantor from such obligations or any of such Person's other obligations under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto.

         2.12 No Election of Remedies by Noteholders.

         To the extent provided in the Note Purchase Agreement, each Noteholder shall, individually or collectively, have the right to seek recourse against each of the Guarantors to the fullest extent provided for herein for such Guarantor's obligations under this Guaranty in respect of the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder's right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Guaranty, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding.

         2.13 Separate Action; Other Enforcement Rights.

         Each of the rights and remedies granted under this Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice by such Noteholder to, or the consent of or any other action by, any other Noteholder. Each Noteholder may proceed to protect and enforce this Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power


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herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

         2.14 Noteholder Setoff.

         Each Noteholder shall have, to the fullest extent permitted by law and this Guaranty, a right of set-off against any and all credits and any and all other Property of each or all of the Guarantors, now or at any time whatsoever, with or in the possession of, such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of the Guarantors hereunder.

         2.15 Delay or Omission; No Waiver.

         No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by this Unconditional Guaranty or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

         2.16 Restoration of Rights and Remedies.

         If any Noteholder shall have instituted any proceeding to enforce any right or remedy under this Unconditional Guaranty or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and each of the Guarantors shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.


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         2.17 Cumulative Remedies.

         No remedy under this Guaranty, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guaranty, the Note Purchase Agreement, the Notes or the other Financing Documents.

         2.18  Limitation on Guarantied Obligations.

                  (a) Notwithstanding anything in Section 2.1 or elsewhere in this Guaranty or any other Financing Document to the contrary, the obligations of each Guarantor under this Guaranty shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to each Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor under this Guaranty).

                  (b) For purposes of determining the obligations of the Guarantors under this Guaranty it shall be assumed that: (i) any and all stated obligations of any one or more of Guarantors in favor of one or more commercial banks existing at any time on or after the Closing Date and prior to July 15, 1997 were fully satisfied with the proceeds of loans made under the Credit Facility and such loans were made on July 15, 1997; (ii) the Guarantors received $350,000,000 of the proceeds of loans made pursuant to the Credit Facility on July 15, 1997 and such loans remained outstanding at all times after the Closing Date until all obligations under the Credit Facility shall have been fully satisfied; and (iii) on July 15, 1997 the Guarantors were relieved of obligations in an aggregate amount equal to the aggregate principal amounts of the Notes issued on the Closing Date in consideration for such Guarantors entering into this Guaranty."


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         2.19  Maintenance of Offices.

         Each Guarantor will maintain an office at its address set forth in
Section 5.3 where notices, presentations and demands in respect of this Guaranty may be made upon it. Each Guarantor will maintain its office at such address until such time as such Guarantor shall notify the Noteholders of any change of location of such office.

         2.20 Further Assurances.

         Each Guarantor will cooperate with the Noteholders and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by the Note Purchase Agreements, the Notes, this Guaranty and the documents and instruments related thereto.

3. INTERPRETATION OF THIS GUARANTY

         3.1 Terms Defined.

         As used in this Guaranty, capitalized terms have the meaning specified in the Note Purchase Agreement unless otherwise specified below or set forth in the section of this Guaranty referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

         Affiliate Obligation -- Section 2.9.

         Company -- Section 1.1.

         Copaz -- has the meaning assigned to such term in the first paragraph hereof.

         Country Hams -- has the meaning assigned to such term in the first paragraph hereof.

         Guaranteeing Subsidiaries -- Section 4.3.

         Guarantied Obligations -- Section 2.1.

         Guarantor -- has the meaning assigned to such term in the first paragraph hereof.

         Guaranty, this -- has the meaning assigned to such term in the first paragraph hereof.


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         Landover -- has the meaning assigned to such term in the first paragraph hereof.

         Lykes -- has the meaning assigned to such term in the first paragraph hereof.

         Note Purchase Agreement -- Section 1.1.

         Noteholder -- means, at any time, each Person that is the holder of any Note at such time.

         Notes -- Section 1.1.

         Purchasers -- Section 1.1.

         Series A Notes -- Section 1.1.

         Series B Notes -- Section 1.1.

         Series C Notes -- Section 1.1.

         Series D Notes -- Section 1.1.

         Series E Notes -- Section 1.1.

         Series F Notes -- Section 1.1.

         Series G Notes -- Section 1.1.

         Series H Notes -- Section 1.1.

         Sunnyland -- has the meaning assigned to such term in the first paragraph hereof.

         Unconditional Guaranty -- Section 2.1.

         Valleydale -- has the meaning assigned to such term in the first paragraph hereof.

         3.2 Section Headings and Construction.

                  (a) Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Guaranty as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement and references to Annexes are to Annexes to this Agreement.



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                  (b) Construction. Each covenant contained herein shall be
         construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

4. WARRANTIES AND REPRESENTATIONS

         Each Guarantor represents and warrants to each Purchaser, as of the date hereof, as follows:

         4.1 Generally.

                  (a) Such Guarantor is fully aware of the financial condition of the Company and is delivering this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any Noteholder with respect thereto. Such Guarantor is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Company as such Guarantor may deem material to its obligations hereunder, and such Guarantor is not relying upon, nor expecting, any Noteholder to furnish it any information concerning the financial condition of the Company.

                  (b) As of the date of the execution and delivery of this Guaranty, the fair salable value of the assets of such Guarantor, taken as a whole, exceeds its liabilities, taken as a whole; such Guarantor is able to pay and discharge all of its debts (including, without limitation, its current liabilities) as they become due and after giving effect to the transactions contemplated by this Guaranty, such Guarantor will not become unable to pay and discharge such debts as they become due; there are no presently pending material court or administrative proceedings or undischarged judgments against the Guarantor; and no tax Liens have been filed or threatened against such Guarantor, nor is such Guarantor in default or claimed default under any agreement for borrowed money.

                  (c) Such Guarantor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. Such Guarantor has the corporate power to own its Properties and carry on its business as it is now being conducted. Such Guarantor has the valid authority and the corporate power to enter into and perform, and has taken all necessary action to authorize the entry into, and the performance and delivery of, this Guaranty and the transactions contemplated hereby.

                  (d) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, has been duly executed and delivered by duly authorized officers of such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor.

                  (e) The entry into and performance of this Guaranty and the transactions contemplated hereby do not and will not conflict with any applicable law or regulation or official or judicial order, conflict with the articles or certificate of incorporation, or bylaws, of such Guarantor, conflict with any agreement or document to which such Guarantor is a party or that is binding upon it or any of its Properties, or result in the creation or imposition of any Lien on any of its Properties pursuant to the provisions of any agreement or document.

         4.2 Nature of Business of Company and Subsidiaries.

         The Company, the Guarantors, and all of the other Subsidiaries are, and will be, as to financing and capital raising activities, operated as part of one consolidated business entity and each Guarantor is directly or indirectly dependent upon each other Guarantor and each other Subsidiary and the Company for and in connection with its business activities and its financial resources. The Company and the Subsidiaries have sought and obtained the sale of the Notes and the related transactions based on their consolidated financial position and the Company and the Subsidiaries understand that the Purchasers are relying on the consolidated financial condition of the Company and the Subsidiaries in purchasing the Notes.

         4.3 Solvency.

         The fair value of the business and assets of each of the Company and each of the Guarantors will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Guaranty and the other the Financing Documents. Neither the Company nor any Guarantor, after giving effect to the transactions contemplated by the Financing Documents, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, Section 548 of the United States Bankruptcy Code), and neither the Company nor any Guarantor has any intent to

                  (a) hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted, or

                  (b) incur debts that would be beyond its ability to pay as they mature.

5. MISCELLANEOUS

         5.1 Successors and Assigns.

                  (a) Whenever any Guarantor or any of the parties to the Note Purchase Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty by or on behalf of any Guarantor shall bind the successors and assigns of such Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

                  (b) Each of the Guarantors agrees to take such action as may be reasonably requested by any Noteholder in connection with the transfer of the Notes of such Noteholder in accordance with the requirements of the Note Purchase Agreement in connection with providing an executed copy of this Guaranty to the new Noteholder or Noteholders of such Notes, provided that no additional obligations of the Guarantors shall thereby be created but rather that the existing obligations of the Guarantors shall be more particularly stated in respect of one or more future Noteholders that are the subject of this Guaranty.

         5.2 Partial Invalidity.

         The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

         5.3 Communications.

                  (a) Method; Address. All communications hereunder shall be in writing, shall be delivered in the manner required by the Note Purchase Agreement, and shall be addressed, if to the Guarantors, at their respective addresses as set forth in the Note Purchase Agreement, and if to any of the Noteholders

                           (i) if such Noteholder is a Purchaser, at the address
                  set forth on Schedule A to the Note Purchase Agreement for such Noteholder, and further including any parties referred to on such Schedule A which are required to receive notices in addition to such Noteholder, and

                           (ii) if such Noteholder is not a Purchaser, at the
                  address set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1 of the Note Purchase Agreement for such Noteholder,

         or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 5.3.

                  (b) When Given. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any communication so addressed and delivered otherwise shall be deemed to be received when actually received at the address of the addressee.

         5.4 Governing Law.

         THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

         5.5 Effective Date.

         This Guaranty shall be effective as of the date hereof.

         5.6 Benefits of Guaranty Restricted.

         Nothing express or implied in this Guaranty is intended or shall be construed to give to any Person other than the Guarantors, the Noteholders and the Security Trustee any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantors, the Noteholders and the Security Trustee.

         5.7 Survival of Representations and Warranties; Entire Agreement.

         All representations and warranties contained herein or made in writing by the Guarantors in connection herewith shall survive the execution and delivery hereof.

         5.8 Expenses.

                  (a) The Guarantors shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Noteholders and the Security Trustee in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

                  (b) At any time when any one or more of the Company or the Guarantors and the Noteholders are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Guarantors shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the reasonable fees of professional advisors) incurred by the Noteholders in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the Noteholders.

                  (c) If any of the Guarantors shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, each of the Guarantors shall pay to each Noteholder, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such Noteholder in collecting any sums due on the Notes.

         5.9 Amendment.

         This Guaranty may be amended only in a writing executed by each Guarantor and the Required Holders.

         5.10 Survival.

         So long as the Guarantied Obligations and all payment obligations of the Guarantors hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantors hereunder shall survive the transfer and payment of any Note and the payment in full of all the Notes.

         5.11 Entire Agreement.

         This Guaranty constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

         5.12 Duplicate Originals, Execution in Counterpart.

         Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Guaranty may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     [Remainder of page intentionally blank.  Next page is signature page.]

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed on its behalf by a duly authorized officer of such Guarantor.


                                             LYKES MEAT GROUP, INC.



                                             By________________________________

                                                Name:
                                                Title:

                                             HANCOCK'S OLD FASHIONED COUNTRY
                                             HAMS, INC.



                                             By________________________________

                                                Name:
                                                Title:

                                             VALLEYDALE FOODS, INC.



                                             By________________________________

                                                Name:
                                                Title:

                                             COPAZ PACKING CORPORATION



                                             By________________________________

                                                Name:
                                                Title:

                                             SUNNYLAND, INC.



                                             By________________________________

                                                Name:
                                                Title:

                                             SMITHFIELD PACKING-LANDOVER, INC.



                                             By________________________________

                                                Name:
                                                Title: